Exhibit 99.1

 Annual Meeting of Shareholders  June 2, 2020Management Presentation

 Tandy Strategy Overview  Introduction

 Long-term strategy to drive sales and earnings growthOur assessment revealed strengths and opportunities……Leading to key actions we need to take to grow2019: a year of investment – and restatementWe are now also addressing COVID-19  INTRODUCTION  Today’s presentation will include statements, other than historical results, that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended.  These statements reflect our expectations or estimates based on the information we have today but are not guarantees or predictions of future performance.  They involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, and which may cause actual results to differ materially from the statements contained in this presentation.  You are cautioned not to put undue reliance on these forward-looking statements.  The Company assumes no obligation to update or otherwise revise these forward-looking statements, except as required by law.

 TANDY STRATEGY  StrengthsBrand awareness and strong equityOur stores are a key competitive advantage100-year old heritage

 TANDY STRATEGY  OpportunitiesPricing was too high and complicated Consumer perception of inconsistent quality targeted at beginnersCompetitors have been winning with high-value consumer segmentsCustomers outgrow TandyTalent, process, tools, systems to execute strategic initiatives need rebuilding

 Our Core Today  Customer Type  Hobbyist  End Use  Hobbyist-Maker  Etsy  Small/Home Business  Medium Business  Large Business/ National Chain  Traditional Tooled Leather  Bags/SLGs  Costumes  Books  Fetish/BDSM  Furniture  Shoes  Jewelry  Art/Sculpture    Smaller  Bigger  Not Our Expertise  Gun/Knife  Our Expertise  TANDY STRATEGY            Future Opportunity            Future Opportunity

 Strategic ActionsImprove the brand propositionReverse the decline with business customersBuild the talent, process, tools, systemsPosition for long-term growth  TANDY STRATEGY  Started in 2019, these actions require multi-year investment

 Long-term growthOnlineInternationalChains and institutions  TANDY STRATEGY  We have already made significant progress in building our online business

 Strategy & Performance  2019 Summary

 Improve our brand proposition with key consumer segmentsAssess and build the infrastructure and operating modelBuild the team  2019 GOALS: FOUNDATION BUILDING

2019 INITIATIVES

2019: Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec
2020: Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec

1 Improve Consumer Proposition

- *New approach to pricing and promotion*
- *New web platform and experience*
- *Improve product line, flow of newness, quality of leather*
- *Numerous initiatives to improve store experience*
- *More effective digital and direct mail communications*
- *Launch Commercial Division*

2 Assess and Build Infrastructure

- *Create and use budget, basic retail metrics, forecasting model*
- *Reorganize field team and create field training program*
- *Reorganize compensation, incentives, career path, and improve total employee experience*
- *Create 2-way communication channel with employees (Town Halls, weekly Zone Manager calls, Store Manager meetings, etc.)*
- *New integrated systems: GL, POS and WMS and Web*
- *Distribution Center efficiencies and optimization*

3 Build Team

Changes accounting for $3MM in sales declineClosed 5 stores Stopped selling on Amazon, Ebay and Walmart.comMade Leathercraft Library freeEnded Wholesale Clubs  2019 SALES      Remaining decline attributed to start-up effects of a new team  10% decline from 2018  ($3,043)  ($5,269)  Sales on fiscal calendar  2019 Sales Bridge ($000)

 Inventory not correctly stated at FIFOWarehousing and handling not correctly capitalizedWarehousing and handling incorrectly classified as operating expensesOn track to complete by August 10, 2020  RESTATEMENT

 COVID-19 Response & Outlook  2020

 Demonstrate success of our consumer-facing strategiesSubstantially complete key infrastructure initiativesEvaluate and test growth opportunitiesComplete restatement by August 10, 2020  2020 PLAN

 TIMELINE  Shelter-in-place order in Northern California;Store closures begin  MAR 17  All Tandy stores close to public; 20 stores operating behind the scenes  MAR 22  Fort Worth warehouse ships 532 orders  APR 9  All but 13 stores close fully; 406 employees furloughed; corporate employees work remotely  APR 2  March sale begins28 stores closed  MAR 19  MAY 6  4 Stores begin testing curbside pickup  Fort Worth warehouse ships 1,004 orders  MAY 11  MAY 22  Fort Worth Flagship store reopens  JUN 2  3 more stores open to public

 COVID-19 RESPONSE  Focus on web fulfillmentRetooled to drive online business and fulfill all web orders out of Fort WorthAble to ship over 1,500 direct-to-consumer orders from our warehouse dailyCreated virtual customer service and phone order team

 2020 SALES  Increase in online sales Online orders up 200% from last year  Decline in total sales 1Q – 18% declineApril – 60% declineMay – 40% decline  (17.7%)  (60.1%)  % Total Sales Change  (39.6%)  Sales on retail calendar

 COVID-19 RESPONSE  Focus on conserving capital and protecting liquidity406 employees furloughed or laid off on April 2Reduced SG&A expenses, including salary cutsPaused product purchasesNegotiated abatements, deferrals and longer-term reductions in rent8 stores permanently closed  Do we want to put cost savings on the page?

                   COVID-19 RESPONSE  Closed storesPhoenix AZAustin TXDallas TXPeoria ILRichmond VANyack NYJohnston RISt Leonard QC

 COVID-19 RESPONSE  Operating Expense Impact ($000)  Total cost to exit: $183 in 2020    SG&A savings: $1,586 annually    approx. +$530 annually    Net Cash Impact ($000)  Store Closures Sales Impact ($000)    55% Est. Sales Lost  45% Est. Sales Retained  $3,474  2019 Sales  I’m taking this off the page but leaving in comments?

 WHERE WE ARE NOW  Reopening stores where possiblePrioritize the safety of our employees, customers and community10 stores currently offering curbside pickup (plus 2 more by June 5)Fort Worth Flagship location opened to customers  This is a gradual process, as we monitor and assess business and environment factors for each store  June 2El Paso TXPortland OROklahoma City OK  June 5Columbus OHBillings MTBerlin CT  Pittsburgh PADenver COPhoenix AZ  10 total stores will have reopened to the public by June 5

 OUTLOOK  Protecting long-term valuePositioning to reemerge strongSolid strategy to build on

 QUESTIONS  To ask a question, please message Daniel Ross in the Zoom chat and he will facilitateIf you are calling in on a phone line and would like to ask a question, please email Dan Ross at daniel.ross@tandyleather.com